Exhibit 10.3

AGREEMENT FOR SALE OF OWNERSHIP

THIS AGREEMENT, is entered into this 13th day of May 2005, by InvestNet, Inc., a Nevada corporation, hereinafter referred to as "Seller" or the “Company,” and V-Capital Limited, a Republic of Mauritius corporation, hereinafter referred to as "Buyer".

WITNESSETH:

WHEREAS, Seller owns 100% of Champion Agents Limited (hereinafter “CAL”), which itself owns 100% of DSI Computer Technology Company Limited (“DSI”);

WHEREAS, Seller owns 100% of Interchance Limited (hereinafter “Interchance”);

WHEREAS, Seller agrees to sell its 100% interest of CAL and Interchance (the “Interest”) to the Buyer and the Buyer agrees to purchase the Interest pursuant to and in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Effective Date of Agreement.  This Agreement shall become effective on the date it is released pursuant the terms and conditions of that certain escrow agreement dated the date hereof between the China Kangtai Cactus Bio-Tech Company Limited, a British Virgin Islands corporation, Seller, AGrade Ltd., a British Virgin Islands corporation and Burns & Levinson LLP as Escrow Agent (the “Escrow Agreement”) by the Escrow Agent (the “Effective Date”).

2.

Sale of Shares.  Seller hereby agrees to sell and transfer, and Buyer hereby agrees to purchase all of the outstanding shares of stock of both CAL and DSI (the “Shares”) on the Effective Date, for the consideration and on the terms and conditions specified herein.

3.

Consideration.  Buyer hereby agrees to purchase the Shares for the consideration of assuming all of the liabilities of CAL, DSI and Interchance.  Prior to the execution of this Agreement: (i) the Seller owes 120,000 US Dollars to CAL, (ii) the Seller owes approximately 5,000 US Dollars to Interchance and (iii) the Seller owes any and all other liabilities of CAL, Interchance and DSI attributed to Seller as are set forth in the attached financial statements on Exhibit A (collectively, the “Debt”).  Buyer hereby agrees that immediately upon the Effective Date, the Debt and all assets of CAL, Interchance and DSI shall be assumed by Buyer as a result of the purchase of Shares and Buyer shall be responsible for the Debt.  Buyer also hereby agrees that it will not collect or attempt to collect from Seller (or cause another person or entity to collect or attempt to collect from Seller) any amounts owed under the Debt, either before, during or after the Effective Date.  Buyer also hereby agrees that Seller will have no obligation or liability whatsoever to CAL, DSI, Buyer or any successor or assign with respect to the Debt after the Effective Date.  Buyer also hereby agrees that it assumes and will be responsible for all debts and liabilities of CAL, DSI and Interchance after the Effective Date.  For financial reporting purposes, the parties hereby agree that, to the extent possible under the accounting rules, the transfer of Shares shall be deemed to have occurred on March 31, 2005 when this agreement becomes effective on the Effective Date.

4.

Representations and Warranties of Seller.  Seller makes the following representations and warranties, each of which is being relied upon by Buyer

a.

Seller hereby represents and warrants to Buyer that as of the date hereof and covenants that at the Effective Date, Buyer shall receive the Shares for the consideration described herein, free and clear of any known pledges, liens, restrictions and encumbrances of any nature.  Seller also warrants that it has not caused CAL, DSI or Interchance to incur any material liabilities during the period from March 31, 2005 through the date hereof, and Seller covenants that it will not cause CAL, DSI or Interchance to incur any material liabilities between the date hereof and the Effective Date.

b.

As of the date hereof there is, and as of the Effective Date there will not be, any litigation, proceeding or investigation pending or threatened against Seller which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

c.

As of the date hereof, and as of the Effective Date, except as set forth in Exhibit A: (i) the Seller has no material liabilities of any nature (matured or unmatured, accrued, fixed or contingent including, without limitation, various bank loans, accounts payable, taxes due and payable and any other corporate obligations of any nature), nor does the Seller have any reasonable grounds to know of such liability; (ii) the Seller has established no reserves; and (iii) there are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that are not adequately disclosed in Exhibit A as provided in such Statement No. 5.  The liabilities, without limitation, various bank loans, accounts payable, taxes due and payable and other corporate obligations.

d.

Since March 31, 2005 through the date hereof and at the Effective Date, there has not been nor shall there be (i) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Seller, (ii) any material asset or property of the Seller made subject to a lien of any kind, (iii) any waiver of any valuable right of the Seller, or the cancellation of any material debt or claim held by the Seller, (iv) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Seller, or any agreement or commitment therefor, (v) any mortgage, pledge or hypothecation of any tangible or intangible asset of the Seller, except in the ordinary course of business, (vi) any sale or assignment of any tangible asset of the Seller other than pursuant to this Agreement, except in the ordinary course of business, (vii) any loan by the Seller to, or any loan to the Seller from, any officer, director, employee or stockholder of the Seller, or any agreement or commitment therefor, (viii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Seller, or (i) any change in the accounting methods or practices followed by the Seller.

e.

The Seller has good title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind.

f.

The execution, delivery and performance by the Seller of this Agreement has been duly authorized by all requisite corporate action and the Seller does not need shareholder approval to execute, deliver and perform any obligation under this Agreement.  This

Agreement, has been duly executed and delivered on behalf of the Seller and constitutes the valid and binding obligations of the Seller, enforceable in accordance with its respective terms.  The execution, delivery and performance of this Agreement and the sale and delivery of the Shares and compliance with the provisions hereof by the Seller, does not and will not, with or without the passage of time or the giving of notice or both, (i) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller under, the Articles of Incorporation or Bylaws of the Seller or any note, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Seller is a party or by which it or any of its property is bound or affected.

g.

No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful authorization, execution, delivery and performance by the Seller of this Agreement, or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares.

h.

Neither the Seller nor any of its officers, directors, employees or stockholders has employed any agent, broker or finder in connection with the issuance and sale of the Shares as contemplated by this Agreement.  No person or entity will have, as a result of any of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Seller for any commission, fee or other compensation as a finder or broker because of any act or omission by the Seller or any agent of the Seller.

i.

The Seller is the sole record and beneficial owner of all the Shares.  The Seller owns of record and beneficially all of Shares free and clear of all encumbrances.  At the Effective Date, and upon the Seller's sale, transfer and delivery of the Shares to Buyer pursuant to the terms of this Agreement, Buyer will acquire good and marketable title to all of the Shares, free and clear of all encumbrances.  There are no outstanding contracts, options, warrants, convertible securities, or other rights to subscribe for, to purchase, or contracts or other obligations to issue or grant any rights to acquire, any equity securities of CAL, DSI or Interchance, or to restructure or recapitalize the CAL, DSI or Interchance.  There are no outstanding contracts to repurchase, to redeem or otherwise acquire any equity securities of the CAL, DSI or Interchance.  The Shares represent all outstanding equity securities of the CAL and Interchance and they are duly authorized, validly issued, fully paid and non-assessable and were issued in conformity with applicable laws.

5.

Representations and Warranties of Buyer.  Buyer makes the following representations and warranties, each of which is being relied upon by Seller:

a.

There is no litigation, proceeding or investigation pending or threatened against Buyer which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

b.

Buyer is relying upon his own investigation and knowledge of the business of CAL, DSI and Interchance in electing to purchase the Shares, has had such access to the books and records, and other information relating to the business and operations of CAL, DSI and Interchance that he is able to make a fully informed decision regarding the merits and risks of purchase of the Shares, and is not relying upon information or representations provided by Seller for such purpose.

c.

Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any damages arising, directly or indirectly, from or in connection with any breach of any representation or warranty made by Buyer in this Agreement or any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understandings alleged to have been made by such person with Buyer (or any person acting on its behalf) in connection with any of the transactions contemplated between Buyer and Seller.

6.

Indemnification.  Buyer acknowledges that all liabilities listed on Exhibit A are the obligation of CAL, DSI and Interchance and are not the obligation of Seller after the Effective Date. By execution of this Agreement, Buyer agrees to indemnify and hold Seller, and its officers, directors, agents and employees harmless from any and all liability, loss, expense, cost or damage of any kind or nature whatsoever that Seller, or its officers, directors, agents and employees may at any time incur with respect to any of such liabilities after the Effective Date.

7.

Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained in this Agreement or any certificate or other instrument delivered by Seller or Buyer pursuant to this Agreement shall be deemed to be made as of the date hereof and shall be true at the Effective Date, and shall survive the Effective Date.

9.

Risk of Loss.

 The risk of loss to the assets of CAL, DSI and Interchance prior to Effective Date shall be upon CAL, DSI and Interchance and the Seller.  From the time of Effective Date and thereafter, all risk of loss or damage shall be upon CAL, DSI and Interchance and the Buyer.

10.

Notices.  All notices, letters, financial statements, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered in person or deposited in the United States mail (registered or certified, return receipt requested) or otherwise actually delivered:

a.

If to Seller:

Investnet, Inc.

Unit 3302, Lippo Centre, Tower 2,

89 Queensway,

Admiralty,

Hong Kong

b.

If to Buyer:

V-Capital Limited

Unit B, 11/F, Sincere Insurance Building

6 Hennessy Road, Queensway

Hong Kong

11.

Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

12.

Entirety.  This Agreement shall be deemed to constitute the entire agreement of the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof.  No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  The representations, warranties, covenants and agreements between the parties shall be as set forth herein, and neither party shall be bound by any prior, contemporaneous or subsequent statement, condition, representation or understanding unless the same is set forth in a written amendment attached hereto.

13.

Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

14.

Securities Disclosure.  Buyer acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended, and may not be sold without compliance with that Act.  There is no present market for the Shares.  Buyer has been given access to all information concerning the business of CAL and Interchance and has been given the opportunity to ask questions of and receive information from Seller, to his satisfaction.  Buyer understands the substantial risk factors involved in purchasing the Shares and has made an informed judgment to buy the Shares.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER

INVESTNET, INC.

/s/ Terence Ho

Chief Financial Officer

BUYER

V-CAPITAL LIMITED

/s/ Lu Kwok Cheung

Chairman

Exhibit A

Champion Agents Limited
Profit & Loss Statement
1/1/2005 through 3/31/2005

Income

Cost Of Sales

Gross Profit	US$0.00

Expenses
Administrative Expenses
Exchange difference	(US$0.28)
Total Administrative Expenses	(US$0.28)
Other Operating Expenses
Bank Charges	US$41.02
Total Other Operating Expenses	US$41.02
Total Expenses	US$40.74

Operating Profit	(US$40.74)

Other Income

Net Profit/(Loss)	(US$40.74)

Champion Agents Limited
Balance Sheet
As of March 2005

Assets
Non-current Assets
Investment in subsidiaries
Shanghai DSI	US$140,000.00
Total Investment in subsidiaries	US$140,000.00
Total Non-current Assets	US$140,000.00
Current Assets
Cash & Bank	US$707.20
Total Current Assets	US$707.20
Due with Investnet	US$119,996.92
Total Assets	US$260,704.12

Liabilities
Current Liabilities
Due with Shareholder	US$149,128.44
Due with Interchance	(US$28,205.12)
Total Current Liabilities	US$120,923.31
Due with Shanghai DSI	US$140,000.00
Total Liabilities	US$260,923.31

Net Assets	(US$219.19)

Equity
Paid Up Capital	US$1.00
Current Earnings	(US$40.74)
Historical Balancing Account	(US$179.45)

Total Equity	(US$219.19)

Interchance Limited
Balance Sheet
As of March 31, 2005

Assets
Current Assets
Bank	US$7,419.55
Rental and Utility Deposits	US$198.71
Prepayments	US$168.59
Due with InvestNet	US$5,382.28
Total Current Assets	US$13,169.15
Total Assets	US$13,169.15

Liabilities
Current Liabilities
C/A with related parties
Due with Shareholder	US$123,477.72
Due with Champion Agents Ltd	US$28,205.12
Total C/A with related parties	US$151,682.85
Total Current Liabilities	US$151,682.85
Total Liabilities	US$151,682.85

Net Assets	(US$138,513.70)

Equity
Paid Up Capital	US$1.00
Current Earnings	(US$100,779.87)
Historical Balancing Account	(US$37,734.82)
Total Equity	(US$138,513.70)

Interchance Limited
Profit & Loss Statement
1/1/2005 through 3/31/2005

Income

Cost Of Sales

Gross Profit	US$0.00

Expenses
Administrative Expenses
Staff Welfare	US$2,461.53
Motor Expenses	US$1,241.83
Postage and Office Supplies	US$829.97
Sundry Expenses	US$818.17
Telephone	US$5,427.27
Legal and Professional Fee	US$10,615.47
Accounting Fee	US$512.82
Licenses & Registration Fee	US$339.40
Traveling	US$16,616.59
Computer Expenses	US$306.15
Water and Electricity	US$88.95
Total Administrative Expenses	US$39,258
Selling Expenses
Advertising and Promotion	US$41,055.87
Internet Connection Fee	US$145.21
Entertainment	US$18,467.21
Other Operating Expenses
Bank Charges	US$187.17
Total Other Operating Expenses	US$187.17
Consulting and Marketing
Consultancy Fee	US$1,665.42
Total Consulting and Marketing	US$1,665.42
Finance Costs
Bank Overdraft Interest	US$1.00
Total Finance Costs	US$1.00
Total Expenses	US$100,780.11

Operating Profit	(US$100,780.11)

Other Income
Bank Interest Income	US$0.24
Total Other Income	US$0.24
Net Profit/(Loss)	(US$100,779.87)

DSI Computer Technology Company Limited
Statement of Operations
1/1/2005 through 3/31/2005

US$
Revenue
Hardware and software sales	154,215
Cost of sales	(151,393)

Gross profit	2,822
System integration sales	23,125
Other income	14,357

40,304

Expenses
Administrative expenses	97,500
Other operating expenses	108

Total Expenses	97,608

Loss before taxes	(57,304)
Taxation	(2,105)

Net loss for the period	(59,409)

DSI Computer Technology Company Limited
Balance Sheet
As of March 31, 2005
US$
ASSETS
Current Assets
Cash and cash equivalents	4,279
Trade receivables	91,800
Other receivables	14,102
Due with Champion Agents	140,000
Inventories	77,276

Total Current Assets	327,457
Property, plant and equipment, net	35,924

TOTAL ASSETS	363,381

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payables and accrued liabilities	114,565
Due with others	76,551
Other payables	1,947

Total Current Liabilities	193,063

TOTAL LIABILITIES	193,063

STOCKHOLDERS' EQUITY
Common stock	140,000
Additional paid-in capital	30,175
Accumulated other comprehensive income	78
Retained earnings b/f	59,474
Profit (loss) for the period	(59,409)

TOTAL STOCKHOLDERS' EQUITY	170,318

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	363,381